Exhibit 99.2

GONGHE COUNTY XINTE PHOTOVOLTAIC CO., LTD.

UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2014 AND 2013

INDEX TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

Unaudited Interim Condensed Statements of Profit or Loss and Other Comprehensive Income	2
Unaudited Interim Condensed Balance Sheets	3
Unaudited Interim Condensed Statements of Changes in Equity	4
Unaudited Interim Condensed Statements of Cash Flows	5
Notes to the Unaudited Interim Condensed Financial Statements	6

UNAUDITED INTERIM CONDENSED STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

FOR THE SIX-MONTHS ENDED JUNE 30, 2014

AND THE PERIOD FROM APRIL 28, 2013 (DATE OF INCORPORATION) TO JUNE 30, 2013

In RMB	For the six months ended June 30, 2014	For the period from April 28, 2013 (date of incorporation) to June 30, 2013
Revenue (Note 6)	4,361,260	-
Cost of sales	(3,650,960)	-
Gross profit	710,300	-

General and administrative expenses	(2,056)	-
Operating income	708,244	-
Finance income	1,947
Profit before income taxes	710,191	-
Income taxes (Note 5)	(177,548)	-
Profit for the period	532,643	-
Other comprehensive income for the period	-	-
Total comprehensive income for the period	532,643	-

The accompanying notes form part of these unaudited interim condensed financial statements.

UNAUDITED INTERIM CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

In RMB	As of June 30, 2014	As of December 31, 2013
ASSETS
Land use rights	2,548,000	2,600,000
Property, plant and equipment	176,349,059	179,948,020
TOTAL NON-CURRENT ASSETS	178,897,059	182,548,020

CURRENT ASSETS:
Trade and other receivables (Note 3)	5,102,675	-
Cash and cash equivalents	1,861	2,000,660
TOTAL CURRENT ASSETS	5,104,536	2,000,660
TOTAL ASSETS	184,001,595	184,548,680

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Income taxes payable	177,136	165
Trade and other payables (Note 4)	181,291,321	182,548,020

TOTAL CURRENT LIABILITIES	181,468,457	182,548,185
TOTAL LIABILITIES	181,468,457	182,548,185

EQUITY:
Paid-in capital	2,000,000	2,000,000
Retained earnings	533,138	495
TOTAL EQUITY	2,533,138	2,000,495

TOTAL LIABILITIES AND EQUITY	184,001,595	184,548,680

The accompanying notes form part of these unaudited interim condensed financial statements.

UNAUDITED INTERIM CONDENSED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX-MONTHS ENDED JUNE 30, 2014

AND THE PERIOD FROM APRIL 28, 2013 (DATE OF INCORPORATION) TO JUNE 30, 2013

In RMB	Paid-in Capital	Retained Earnings	Total
Balance at April 28, 2013 (date of incorporation)	-	-	-

Changes in equity for the period
Profit for the period	-	-	-
Other comprehensive income	-	-	-
Total comprehensive income	-	-	-

Capital injection	2,000,000	-	2,000,000

Balance at June 30, 2013	2,000,000	-	2,000,000

Balance at January 1, 2014	2,000,000	495	2,000,495

Changes in equity for the period
Profit for the period	-	532,643	532,643
Other comprehensive income
Total comprehensive income	-	532,643	532,643

Balance as of June 30, 2014	2,000,000	533,138	2,533,138

The accompanying notes form part of these unaudited interim condensed financial statements.

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX-MONTHS ENDED JUNE 30, 2014

AND THE PERIOD FROM APRIL 28, 2013 (DATE OF INCORPORATION) TO JUNE 30, 2013

	Six-months ended June 30,	From April 28 (date of incorporation) to June 30,
In RMB	2014	2013

Cash flows from operating activities

Profit before taxation	710,191	-

Adjustment for:
Depreciation and amortization	3,650,961	-
Finance income	(1,947)	-

Changes in:
Trade and other receivables	(5,102,675)
Trade and other payables	743,301	-

Cash generated from operating activities	(169)	-

Tax paid	(577)	-

Net cash generated from operating activities	(746)	-

Cash flows from investing activities
Purchase of property, plant and equipment	(2,000,000)	-

Net cash used in investing activities	(2,000,000)	-

Cash flows from financing activities
Finance income received	1,947
Capital injection	-	2,000,000

Net cash generated from financing activities	1,947	2,000,000
Net (decrease)/increase in cash and cash equivalents	(1,998,799)	2,000,000
Cash and cash equivalents at beginning of the period	2,000,660	-
Cash and cash equivalents at end of the period	1,861	2,000,000

The accompanying notes form part of these unaudited interim condensed financial statements.

NOTE 1— REPORTING ENTITY

Gonghe County Xinte Photovoltaic Co., Ltd. (the “Company”) was incorporated on April 28, 2013. The address of its registered office is Photovoltaic Park, Gonghe County, Qing Hai Province, The People’s Republic of China (“PRC”). The Company is a limited liability company established at Qing Hai province in the PRC by TBEA Xinjiang Sunoasia Co., Ltd. (“TBEA Xinjiang”) and Xinjiang Sang Ou Solar Equipment Co., Ltd. (“Xinjiang Sang Ou”). As of June 30 ,2014, the Company was owned as to 90% by TBEA Xinjiang and 10% by Xinjiang Sang Ou. On December 31, 2014, 100% of the Company’s equity interests were acquired by Solar Power, Inc (“SPI”), an entity whose common stock is traded on the Over the Counter Bulletin Board in the United States. Thereafter, SPI has become the ultimate controlling party of the Company.

The Company is principally engaged in the development, investment and operation of the photovoltaic park located in PRC.

NOTE 2— BASIS OF PREPARATION OF FINANCIAL STATEMENTS

The accompanying interim condensed financial statements have been prepared in accordance with International Accounting Standards (IAS) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”). They do not include all the information required for a complete set of financial statements prepared in accordance with International Financial Reporting Standards (“IFRSs”). However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Company’s financial position and performance since the financial statements for the period from April 28, 2013 (date of incorporation) to 31 December 2013.

IASB has issued a number of amendments to IFRSs and interpretations and new standards that are first effective for the accounting period beginning on January 1, 2014. These developments have had no material impact on the contents of these condensed interim financial statements. Except for these developments, the accounting policies applied by the Company in these interim condensed financial statements are the same as those applied by the Company in its financial statements for the period from April 28, 2013 (date of incorporation) to December 31, 2013. The Company has not applied any new standard or interpretation that is not yet effective for the current accounting period.

The interim condensed financial statements were authorized for issue by the Board of Directors of the Company on March 19, 2015.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As at June 30, 2014, the Company had net current liabilities of RMB 176,363,921. The current liabilities of the Company as at June 30, 2014 included an amount of RMB180,176,220 which was payable to TBEA Xinjiang in connection with the construction of the Company’s photovoltaic park.

The directors of the Company have given careful consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern.

The directors believe the Company will generate sufficient cash flow and continue as a going concern on the basis that SPI, the Company’s parent company since December 31, 2014, has undertaken to provide financial support to the Company through at least December 31, 2015 to the extent necessary such that the Company can meet its financial obligations as and when they fall due. Accordingly, the accompanying financial statements have been prepared on a going concern basis.

NOTE 3—TRADE AND OTHER RECEIVABLES

In RMB	As of June 30, 2014	As of December 31, 2013

Trade receivables	5,102,675	-

All trade receivables are due from State Grid Qinghai Electric Power Company (“State Grid”) for the sales of electricity. For receivables relating to the basic tariff portion, credit period of 1 month is offered. For receivables relating to the additional tariff portion, the directors expect that they will settled within one year in the absence of contractual credit terms.

NOTE 4—TRADE AND OTHER PAYABLES

In RMB	As of June 30, 2014	As of December 31, 2013
Payables for property, plant and equipment	180,486,220	182,486,220
Value added tax payable	741,301	-
Other payable and accruals	63,800	61,800
Total	181,291,321	182,548,020

NOTE 5—TAXATION

(a) Taxation in the profit or loss represents:

In RMB	Period ended June 30, 2014	From April 28, 2013 (date of incorporation) to June 30, 2013
Current tax	177,548	-

Pursuant to the tax law in PRC, the statutory income tax rate applicable to the Company in 2014 was 25% (2013: 25%).

NOTE 6—REVENUE

In RMB	Period ended June 30, 2014	From April 28, 2013 (date of incorporation) to June 30, 2013
Sales of electricity – basic tariff portion	1,504,635	-
Sales of electricity – additional tariff portion	2,856,625	-
Total	4,361,260	-

The Company’s Photovoltaic Park has been grid connected for sales of electricity to State Grid since January 2014. The sales revenue from electricity are recognized based on the actual kilowatt hours of electricity delivered on grid multiplied by the respective basic and additional tariffs (collectively the “On-Grid tariff”). The On-Grid tariff is determined by the State Development and Reform Committee while the allocation of On-Grid tariff between basic and additional tariff is performed by the State Grid.

NOTE 7—RELATED PARTY TRANSACTIONS

The Company had no material transactions with its related party during the reporting period.

The Company had following balances with its related party at the end of the reporting period.

(a)	Trade and other payables

In RMB	As of June 30, 2014	As of December 31, 2013

Immediate holding company
TBEA Xinjiang.	180,176,220	182,174,220

The payables due to TBEA Xinjiang were primarily related to the construction of the Company’s photovoltaic park in the previous reporting period.

In connection with the SPI’s acquisition of the Company’s entire equity interests as set out in note 1, the Company, TBEA Xinjiang, Xinjiang Sang Ou and SPI entered into an agreement date November 6, 2014, pursuant to which payables of RMB 144,200,000 due to TBEA Xinjiang as at that date are repayable on December 31, 2015, carry interests at an annual rate of 5.88% and are guaranteed by SPI and the remaining payables of RMB 18,800,000 as at that date are due for payment by May 30, 2015.

NOTE 8—IMMEDIATE AND ULTIMATE CONTROLLING PARTY

At June 30, 2014, the directors considered the immediate holding company to be TBEA Xinjiang and Xinjiang Sang Ou, both of which are incorporated in the PRC, and the ultimate holding company to be TBEA Co., Ltd., which is incorporated in the PRC. TBEA Co., Ltd. produces financial statements in accordance with PRC accounting standards that are available for public use.

In December 2014, SPI acquired all the equity interests of Gonghe County Xinte Photovoltaic Co., Ltd. and has become the ultimate controlling party of the Company.

NOTE 9- SUBSEQUENT EVENT

In addition to those subsequent events disclosed in note 1 and note 7(a), the following event has taken place after June 30, 2014.

On July 21, 2014, the Company’s Board of Directors resolved to increase the Company’s registered capital by RMB 33,000,000, from RMB 10,000,000 to RMB 43,000,000 and the Company’s paid-in capital by RMB 41,000,000, from RMB 2,000,000 to RMB 43,000,000. Prior to the date of acquisition by SPI, the Company had received the additional paid in capital of RMB41,000,000 from TBEA Xinjiang and Xinjiang Sang Ou.